Exhibit 10.24.4
RESOLUTIONS
OF THE BENEFIT FINANCE COMMITTEE
OF APPLETON PAPERS INC.

The Appleton Papers Inc. Retirement Plan, as amended through September 4, 2009 (the “Plan”), is hereby further amended as set forth below:

1. Article 7 is amended by adding the following provisions, to be identified as Section 7.14:

7.14           Funding-Based Limits on Benefits and Benefit Accruals.

(a)
General.  The purpose of this Section 7.14 is to comply with the requirements of Code §436.  Terms used in this Section 1.04 shall in all events be defined and interpreted, to the extent not set forth herein, by reference to Code §436 and regulations issued by the Secretary of Treasury thereunder.  The application of the Code §436 limitations may be avoided or terminated in accordance with any of the rules set forth in Code §436 and Treas. Reg. §1.436-1(f).

(b)
Funding Based Limitations on Unpredictable Contingent Event Benefits.  If a participant is entitled to an unpredictable contingent event benefit payable with respect to any event occurring during any Plan Year, such benefit may not be provided if the adjusted funding target attainment percentage for such Plan Year (i) is less than 60 percent, or (ii) would be less than 60 percent taking into account such occurrence.  This subsection (b) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of a contribution (in addition to any minimum required contribution under Code §430) equal to (A) in the case of clause (i), the amount of the increase in the funding target of the Plan (under Code §430) for the Plan Year attributable to such occurrence, and (B) in the case of clause (ii), the amount sufficient to result in an adjusted funding target attainment percentage of 60 percent.

(c)
Limitations on Amendments Increasing Liability for Benefits.  No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the adjusted funding target attainment percentage for such Plan Year (i) is less than 60 percent, or (ii) would be less than 60 percent taking into account such occurrence.  This subsection (c) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Plan sponsor of a contribution (in addition to any minimum required contribution under Code §430) equal to (A) in the case of clause (i), the amount of the increase in the funding target of the Plan (under Code §430) for the Plan Year attributable to the amendment, and (B) in the case of clause (ii), the amount sufficient to result in an adjusted funding target attainment percentage of 80 percent.  This subsection (c) shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a participant's compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of participants covered by the amendment.

(d)	Limitations on Accelerated Benefit Distributions.

(1)
In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent, the Plan may not pay any prohibited payment after the valuation date for the Plan Year.

(2)
During any period in which the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, the Plan may not pay any prohibited payment.  The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the adjusted funding target attainment percentage of the Plan is not less than 100 percent.

(3)
In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is 60 percent or greater but less than 80 percent, the Plan may not pay any prohibited payment after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of (i) 50 percent of the amount of the payment which could be made without regard to this section, or (ii) the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code §417(e)) of the maximum guarantee with respect to the participant under section 4022 of the Employee Retirement Income Security Act of 1974.  Only 1 prohibited payment meeting the requirements of this paragraph (3)  may be made with respect to any participant during any period of consecutive Plan Years to which the limitations under either paragraph (1) or (2) or this paragraph applies.   For purposes of this paragraph (3), a participant and any beneficiary on his behalf (including an alternate payee, as defined in Code §414(p)(8)) shall be treated as 1 participant.  If the accrued benefit of a participant is allocated to such an alternate payee and 1 or more other persons, the amount under this paragraph (3) shall be allocated among such persons in the same manner as the accrued benefit is allocated unless the qualified domestic relations order (as defined in Code §414(p)(1)(A)) provides otherwise.

(e)
Limitation on Benefit Accruals (Severe Funding Shortfall).  In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.  This subsection (e) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of a contribution (in addition to any minimum required contribution under Code §430) equal to the amount sufficient to result in an adjusted funding target attainment percentage of 60 percent.

2. Section 7.04 is amended by adding the following provision, to be identified as subsection (c):

(c)
Benefit Payments in Event of Funding-Based Limitations.  If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a participant as of the annuity starting date because of the application of Treas. Reg. §1.436-1(d)(3)(i), then the affected participant or beneficiary may elect to:  (1) receive the unrestricted portion of that optional form of benefit (determined under the rules of Treas. Reg. §1.436-1(d)(3)(iii)(D)) at that annuity starting date, determined by treating the unrestricted portion of the benefit as if it were the participant's or beneficiary's entire benefit under the Plan; (2) commence benefits with respect to the participant's or beneficiary's entire benefit under the Plan in any other optional form of benefit available under the Plan at the same annuity starting date that satisfies Treas. Reg. §1.436-1(d)(3)(i); or (3) defer commencement of the payments to the extent described in Treas. Reg. §1.436-1(d)(5).

3. Section 4.09 is amended by identifying the current provision thereof as subsection (a), and by including the following provisions, to be identified as subsection (b) and (c) respectively:

(b)
In the case of a death or disability occurring on or after January 1, 2007, if a participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the participant had resumed and then terminated employment on account of death.

(c)
For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an employee of the Company, (ii) the differential wage payment shall be treated as compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

4. Section 7.13 is amended by adding the following sentence at the end of subsection (a) thereof:

For distributions after December 31, 2009, a non-spouse beneficiary who is a “designated beneficiary” may roll over, through a direct rollover, all or any portion of his or her distribution to an Individual Retirement Account (IRA) the non-spouse beneficiary establishes for purposes of receiving the distribution, provided such distribution satisfies the definition of eligible rollover distribution.

5. Section 7.01 is amended by revising the first clause of the first sentence to read as follows:  “No less than 30 days and, effective January 1, 2007, no more than 180 days,”

6. Sections 7.04 and 7.05 are amended in its entirety to read as follows:

7.04           Election of Optional Forms of Payment.

(a)
A married Participant may elect to receive a Retirement Pension payable in the optional form described in Section 7.05 instead of a Qualified Joint and Surviving Spouse Annuity. The benefits payable under such optional form will be reduced in accordance with Section 1.02 or 1.03 of Appendix A (whichever applies) so as to be the Actuarial Equivalent of the benefits otherwise payable in the normal form described in Section 7.01.

(b)
Except as modified under Section 7.02, any election of an optional form of payment described in Section 7.05 must be in writing on a form prescribed by the Plan Administrator and shall become effective on the later of the Participant’s Pension Commencement Date and thirty (30) days following his receipt of the notice described in Section 7.02, and may be revoked at any time prior to the Pension Commencement Date.

7.05           75% or 100% Surviving Spouse Option.

(a)
The 75% or 100% surviving spouse option will provide a reduced monthly amount of Retirement Pension for the lifetime of the Participant and, at the time of the Participant’s death, for the continuance of 75% or 100% of such reduced monthly amount to the Participant’s Spouse, to be paid for the remainder of the Spouse’s lifetime, provided that such Spouse was married to the Participant on his Pension Commencement Date.

(b)
With respect to the 100% Surviving Spouse Option, if a Participant other than (1) a Participant who has provided the Plan Administrator with a certificate of good health as of such Participant’s Pension Commencement Date, by a doctor satisfactory to the Plan Administrator, or (2) a Participant who dies of accidental causes, dies within three (3) years after his Pension Commencement Date, such election shall be null and void as to any Beneficiary or the Participant’s estate and the Participant’s Spouse (if any) shall receive the benefit that would have been payable to the survivor under the Qualified Joint and Surviving Spouse Annuity form had no election been made hereunder.

(c)
If the Participant’s Spouse dies before his Pension Commencement Date, the Participant’s election of this option shall be null and void. If the Spouse dies before the Participant but after the Participant’s Pension Commencement Date no benefits will be payable under this option upon the death of the Participant, but the Participant’s Retirement Pension shall continue to be payable to him during his life in the reduced amount provided under the option.

7. Section 14.07 is deleted and Section 14.08 is renumbered as Section 14.07.  As renumbered, references to Section 14.08 are changed to 14.07 and references to Section 14.07 are deleted.

8. Section 15.06 is amended by changing the reference to “separation from service” to “severance from employment.”

9. Section 15.10 is amended by deleting paragraph (2) of subsection (a) and by renumbering paragraph (3) as paragraph (2).

10. APPENDIX A, is amended by restating Section 1.05 in its entirety, to read as follows:

1.05	Small Benefits.

(a)
Effective date.  Except as provided by the Pension Benefit Guaranty Corporation (PBGC) and IRS, the limitations of this Section 1.05 shall first apply in determining the amount payable to a Participant having an annuity starting date in a Plan Year beginning on or after January 1, 2008.

(b)
Applicable interest rate.  For purposes of the Plan's provisions relating to the calculation of the present value of a benefit payment that is subject to Code Section 417(e), as well as any other Plan provision referring directly or indirectly to the "applicable interest rate" or "applicable mortality table" used for purposes of Code Section 417(e), any provision prescribing the use of the annual rate of interest on 30-year U.S. Treasury securities shall be implemented by instead using the rate of interest determined by applicable interest rate described by Code Section 417(e) after its amendment by PPA.  Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the calendar month (lookback month) before the first day of the Plan Year in which the annuity starting date occurs (stability period).  For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:  (1) Code §430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section; (2) Code §430(h)(2)(G)(i)(II) were applied by substituting "Section 417(e)(3)(A)(ii)(II) for "Section 412(b)(5)(B)(ii)(II);" and (3) the applicable percentage under Code §430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

(c)
Applicable mortality assumption.  For purposes of the Plan's provisions relating to the calculation of the present value of a benefit payment that is subject to Code §417(e), as well as any other Plan provision referring directly or indirectly to the "applicable interest rate," any provision directly or indirectly prescribing the use of the mortality table described in Revenue Ruling 2001-62 shall be amended to prescribe the use of the applicable annual mortality table within the meaning of Code §417(e)(3)(B), as initially described in Revenue Ruling 2007-67.

11. Except as set forth above, the Plan is ratified and confirmed in its entirety.

IN WITNESS WHEREOF, the undersigned members of the Committee, constituting the majority thereof, have caused the above amendments and resolutions to be adopted this 30th day of December, 2009, and direct that they be placed with the minutes of the Committee.

/s/ Mark R. Richards
Mark R. Richards

/s/ Thomas J. Ferree
Thomas J. Ferree

/s/ Kerry S. Arent
Kerry S. Arent

RESOLUTIONS
OF THE BENEFIT FINANCE COMMITTEE
OF APPLETON PAPERS INC.

The Appleton Papers Inc. Retirement Plan, as amended through September 4, 2009 (the “Plan”), is hereby further amended as set forth below:

1. Article 9 is amended and restated in its entirety to read as set forth in Exhibit A, attached hereto, effective January 1, 2009.

2. Article 11 is amended by amending and restating Section 11.01(a) to read as follows, effective January 1, 2009:

(a)	The Company may, by action of its Board of Directors (or its delegate), amend the Plan in whole or in part, at any time or from time to time.

3. Except as set forth above, the Plan is ratified and confirmed in its entirety.

IN WITNESS WHEREOF, the undersigned members of the Committee, constituting the majority thereof, have caused the above amendments and resolutions to be adopted this 30th day of December, 2009, and direct that they be placed with the minutes of the Committee.

/s/ Mark R. Richards
Mark R. Richards

/s/ Thomas J. Ferree
Thomas J. Ferree

/s/ Kerry S. Arent
Kerry S. Arent

EXHIBIT A

ARTICLE 9.

Plan Administration

9.01.	Appointment of Benefit Finance Committee.

(a)
There is hereby created a Benefit Finance Committee (“Committee”), which shall consist of not less than three members.  The members of the Committee shall be appointed by the Board of Directors of Appleton Papers Inc.  Each member of the Committee may resign, or may be removed at any time by the Board of Directors (with or without cause), and, in the event of the removal, death or resignation of any member, his/her successor shall be appointed by the Board of Directors.  In the event that a vacancy or vacancies shall occur on a Committee, the remaining member or members shall act as the Committee until the Board of Directors fills such vacancy or vacancies. The members of the Committee shall serve without compensation for their services as such members.

(b)
No person shall be ineligible to be a member of the Committee because he/she is, was or may become entitled to benefits under the Plan or because he/she is a director and/or officer of the Company or any Affiliate; provided, that no member of the Committee shall participate in any determination by the Committee relating specifically to his/her own benefits under the Plan.

(c)	The members of the Committee shall serve without bond except to the extent required by applicable law.

(d)
A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  The Committee shall select from among its members a Chair, and shall appoint (from its members or otherwise) a Secretary.  The Committee may act by vote or consent of the majority of its members then in office and may establish its own procedures.  The Committee may authorize any one or more of its members or the Secretary of the Committee to sign and deliver any instrument, certificate or other paper or document on its behalf.

9.02.	Named Fiduciaries.

(a)	The named fiduciaries under the Plan shall be:

(1)
the individual holding the office of Vice-President of Human Resources, or such other individual as may be appointed as such by the Board of Directors of Appleton Papers Inc. (the “Administrative Named Fiduciary”), which shall have authority to control and manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Benefit Finance Committee, and

(2)
the Benefit Finance Committee, which shall have authority with respect to the financial management of the Plan and the control or management of the assets of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Plan Administrator.

9.03.	Allocation of Fiduciary and Other Responsibilities.

(a)	Each Named Fiduciary shall have the right:

(1)	to allocate responsibilities (fiduciary or otherwise) among it and the other Named Fiduciary;

(2)	to designate individual members of the Named Fiduciary to carry out responsibilities (fiduciary or otherwise) under the Plan; and

(3)	to designate persons other than such Named Fiduciary to carry out responsibilities (fiduciary or otherwise) under the Plan.

9.04.	Service in Multiple Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.05.	Powers and Authority.

(a)
Each Named Fiduciary shall have all powers necessary or helpful for the carrying out of its responsibilities (and shall have discretion with respect to such powers), and the decisions or actions of such Named Fiduciary in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

(b)
Without limiting the generality of subsection (a) above, the Administrative Named Fiduciary shall be the Plan Administrator for purposes of ERISA and shall have the power (and shall have discretion with respect to such power):

(1)	to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan;

(2)	to construe all terms, provisions, conditions and limitations of the Plan;

(3)
to determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which the Administrative Named Fiduciary deems such a determination advisable; and

(4)
to establish and communicate to employees a claims procedure in accordance with applicable law, which shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying such claim.

(c)	Without limiting the generality of subsection (a) above, the Benefit Finance Committee shall have the power:

(1)	to carry out, or cause to be carried out, the funding policy established by Appleton Papers Inc. for purposes of the Plan;

(2)
to establish and carry out, or cause to be established and carried out by those persons (including without limitation, any investment manager or trustee) to whom responsibility or authority therefor has been allocated or delegated in accordance with this Plan or the Trust Agreement, funding and investment policies and methods consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, such Committee shall, at a meeting duly called for the purpose, establish funding and investment policies and methods which satisfy the requirements of ERISA, and shall meet at least annually to review such policies and methods.  All actions taken with respect to such policies and methods and the reasons therefor shall be recorded in the minutes of the meetings of such Committee;

(3)
to appoint a trustee or trustees to hold the assets of the Plan, and who, upon acceptance of being appointed, shall have authority and discretion to manage and control the assets of the Plan, except to the extent that the authority to manage, acquire or dispose of assets of the Plan is delegated to one or more investment managers pursuant to Paragraph (4) below;

(4)	to appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan;

(5)
to establish and carry out an actuarial policy, and for such purpose to appoint an actuary to advise it on funding and other requirements and whose duties shall include making periodic actuarial valuations; and

(6)
unless otherwise provided in the Plan, the Trust Agreement, or by applicable law, to adopt such actuarial cost methods, asset valuation methods, and assumptions to be used under the Plan as such Committee, upon advice of the actuary and its counsel, shall deem reasonable.

(d)
The foregoing list of powers is not intended to be either complete or exclusive, and each Named Fiduciary shall, in addition, have such powers as it may determine to be necessary for the performance of its duties under the Plan and the Trust Agreement.

9.06.
Advisors.  Each Named Fiduciary, and any fiduciary designated by a Named Fiduciary pursuant to Section 9.03(a)(3) above to whom such power is granted by a Named Fiduciary, may employ one or more persons to render advice with regard to any responsibility such Named Fiduciary or fiduciary has under the Plan.

9.07.	Limitation of Liability; Indemnity.

(a)
Except to the extent otherwise provided by law, if any duty or responsibility of a Named Fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such Named Fiduciary shall not be liable for any act or omission of such person in carrying out such duty or responsibility.

(b)
The Company shall indemnify and save each person who is a Named Fiduciary or a member of a Named Fiduciary and each employee or director of the Company or an Affiliate who is “fiduciary” under the Plan, harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever) to the fullest extent permitted under applicable law, except when same is judicially determined to be due to the gross negligence or willful misconduct of such member, employee or director.

9.08.
Expenses.  Ordinary and necessary expenses incurred in connection with the establishment or termination of the Plan may be paid from the Trust Fund to the extent allowed under Section 403(c)(1) of ERISA.  Ordinary and necessary expenses incurred for any Plan Year in connection with administering the Plan (including the cost of any bond required under Section 412 of ERISA), other than establishment or termination expenses, may be paid from the Trust Fund.  To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund they shall be paid by the Company.